SCHEDULE 14A
(RULE 14A-101)

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the approriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))

Kranzco Realty Trust
---------------------
(Name of Registrant as Specified in Its Charter)

Robert Dennis
---------------------
(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange
    Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which trasaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
    (1) Amount previously paid:

    (2) Form, schedule or registration statement no.:

    (3) Filing party:

    (4) Date filed:

--------------------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

KRANZCO REALTY TRUST
128 Fayette Street
Conshohocken, Pennsylvania 19428

March 31, 1998

Dear Shareholder:

You are cordially invited to attend the 1998 annual meeting of shareholders which will be held on Wednesday, June 3, 1998, beginning at 9:30 a.m. at the Philadelphia Marriott West, Matson Ford Road and Route 23, West Conshohocken, Pennsylvania 19428.

Information about the meeting and the various matters on which the shareholders will act is included in the Notice of Annual Meeting of Shareholders and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

It is important that your common shares of beneficial interest of the Company, $.01 par value per share, ("Common Shares") be represented at the meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy Card in the enclosed envelope as promptly as possible.

Sincerely,


By: /s/ Norman M. Kranzdorf
Norman M. Kranzdorf
President and Chief Executive Officer

KRANZCO REALTY TRUST

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 3, 1998


The annual meeting of shareholders of Kranzco Realty Trust (the "Company") will be held at the Philadelphia Marriott West, Matson Ford Road and Route 23, West Conshohocken, Pennsylvania 19428, on Wednesday, June 3, 1998 at 9:30 a.m. local time, for the following purposes:

1. To elect three trustees to serve until the 2001 annual meeting of shareholders and until their successors are elected and qualify.

2. To approve of Amendment No. 2 to the Company's 1992 Employee Share Option Plan (the "Employee Plan") and Amendment No. 2 to the Company's 1992 Trustee Share Option Plan (the "Trustee Plan," together with the Employee Plan, the "Plans").

3.To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998.

4.To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

The Board of Trustees has fixed March 20, 1998 as the record date for determining the shareholders of the Company's common shares of beneficial interest, $.01 par value per share, ("Common Shares") entitled to receive notice of and to vote at the meeting.

SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

THE VOTE OF HOLDERS OF COMMON SHARES IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.


By Order of the Board of Trustees


By: /s/ Hermina Kranzdorf
Hermina Kranzdorf
Secretary

March 31, 1998
Conshohocken, Pennsylvania

KRANZCO REALTY TRUST
128 Fayette Street
Conshohocken, Pennsylvania 19428

PROXY STATEMENT
Annual Meeting of Shareholders
June 3, 1998

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation by the Board of Trustees of Kranzco Realty Trust, a Maryland real estate investment trust (the "Company"), of proxies from the holders of the Company's issued and outstanding common shares of beneficial interest, $.01 par value per share (the "Common Shares"), to be used at the Annual Meeting of Shareholders to be held on Wednesday, June 3, 1998 at the Philadelphia Marriott West, Matson Ford Road and Route 23, West Conshohocken, Pennsylvania 19428, at 9:30 a.m. local time, and any adjournment(s) or postponement(s) of such meeting (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting.

This Proxy Statement and enclosed form of proxy are first being mailed to the shareholders of the Company entitled thereto on or about March 31, 1998.

At the Annual Meeting, the holders of Common Shares of the Company will be asked to consider and vote upon the following proposals (the "Proposals"):

 1. The election of three trustees to serve until the 2001 annual meeting of shareholders and until their successors are elected and qualify;

 2. The approval of Amendment No. 2 to the Company's 1992 Employee Share Option Plan (the "Employee Plan") and Amendment No. 2 to the Company's 1992 Trustee Share Option Plan (the "Trustee Plan," together with the Employee Plan, the "Option Plans");

 3. The ratification of the appointment of Arthur Andersen LLP as independent public accountants for the fiscal year ending December 31, 1998;

 4. Such other business as may properly come before the Annual Meeting.

Only the holders of record of the Common Shares at the close of business on March 20, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Each Common Share is entitled to one vote on all matters. As of the Record Date, 10,427,212 Common Shares were outstanding.

A majority of the Common Shares outstanding must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business at the Annual Meeting.

In order to be elected as a trustee, a nominee must receive a plurality of all the votes cast at the Annual Meeting (Proposal 1). The affirmative vote of the holders of at least a majority of the votes cast at the Annual Meeting is required to approve the Amendments to the Employee Plan and the Trustee Plan and to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants (Proposals 2 and 3). For purposes of calculating votes cast with respect to each Proposal, abstentions and broker non-votes will not be counted as cast and will have no effect on the result of the vote on either Proposal.

The Common Shares represented by all properly executed proxies returned to the Company will be voted at the Annual Meeting as indicated or, if no instruction is given, in favor of all Proposals. As to any other business which may properly come before the Annual Meeting, all properly executed proxies will be voted by the persons named therein in accordance with their best judgment. The Company does not presently know of any other business which will come before the Annual Meeting. Any person giving a proxy has the right to revoke it at any time before it is exercised (a) by filing with the Secretary of the Company a duly signed revocation or a proxy bearing a later date or (b) by electing to vote in person at the Annual Meeting. Mere attendance at the Annual Meeting will not serve to revoke a proxy. If a holder of Common Shares is a participant in the Company's Dividend Reinvestment Plan, the accompanying Proxy Card should include the number of Common Shares registered in the participant's name under the plan.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

PROPOSAL 1

ELECTION OF TRUSTEES

The Company's Board of Trustees (the "Board") currently consists of seven members who hold office until their terms of office expire and, in each case, until their respective successors are duly elected and qualify. The trustees are divided into three classes, consisting of two members (the "Class I Trustees") whose terms will expire at the 2000 annual meeting of shareholders, three members (the "Class II Trustees") whose terms will expire at this Annual Meeting of shareholders, and two members (the "Class III Trustees") whose term will expire at the 1999 annual meeting.

Mr. James Selonick, a Class II Trustee whose term expires at this Annual Meeting, has decided not to stand for re-election as a Trustee.

EXCEPT WHERE OTHERWISE INSTRUCTED, PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR THE ELECTION OF EACH OF THE BOARD'S NOMINEES LISTED BELOW. Each such nominee has consented to be named in this Proxy Statement and to serve as a trustee if elected.

The information below relating to the nominees for election as trustees and for each of the other trustees whose terms of office continue after the Annual Meeting has been furnished to the Company by the respective individuals.

NOMINEES FOR ELECTION AS CLASS II TRUSTEES

Edmund Barrett, 64, has been a trustee of the Company since June 1995, the Chief Operating Officer of the Company since December 1994, the Director of Leasing from 1992 to May 1997 and Executive Vice President of the Company since 1992. Previously, he was the Assistant Director of Development of Kranzco Realty, Inc., a general commercial real estate management and brokerage company ("Kranzco Realty"), from 1987 to 1988 and a Vice President of Kranzco Realty from 1988 to 1992. Mr. Barrett is a Class II Trustee.

Robert H. Dennis, 51, has been a trustee of the Company since 1994 and Vice President, Chief Financial Officer and Treasurer of the Company since its organization in June 1992. Prior thereto he was the Chief Financial Officer and Assistant Secretary of Kranzco Realty from 1981 to 1992. Mr Dennis is a Class II Trustee.

Gerald C. Finn, 66, is the founder of New America Network, Inc. ("New America"), an international brokerage and real estate services company, and has served as a Director and the Chief Executive Officer of New America since 1974. He also served as President and Chief Operating Officer from 1974 until 1995. He was elected as Chairman of the Board in May, 1990. Prior to his association with New America, Mr. Finn was an active real estate broker and developer for his own account and for the account of various entities in which he had an equity interest. He is a licensed real estate broker and a member of the National Association of Corporate Real Estate Executives, International Council of Shopping Centers, Urban Land Institute and National Board of Realtors. Mr Finn, assuming election, will be a Class II Trustee.

OTHER TRUSTEES WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

Information concerning the other trustees whose terms do not expire at the Annual Meeting is set forth below.

Norman M. Kranzdorf, 67, a co-founder of the Company, has been a trustee of the Company since its organization in June 1992. Mr. Kranzdorf was the President of Kranzco Realty from 1979, when he founded it, to 1992. He served as President of Amterre Development Inc ("Amterre") from 1972 to 1981. Amterre, the successor to Food Fair Properties, Inc., owned and operated over 50 shopping centers, as well as other single-tenant retail properties, on the Eastern seaboard. Mr. Kranzdorf was also an officer and director of Kranzco Management, Inc., a general commercial real estate management and brokerage company and wholly-owned subsidiary of Kranzco Realty, from 1980, when it was founded, to 1992. He is a former trustee of the International Council of Shopping Centers and a member of the Board of Governors of the National Association of Real Estate Investment Trusts. Mr. Kranzdorf is a member of the Board's Executive Committee and Executive Compensation Committee. Mr. Kranzdorf is a Class III Trustee.

Dr. Peter D. Linneman, 47, has been a trustee of the Company since November 1992. Dr. Linneman has been a Professor of Finance and Public Policy at the Wharton School of the University of Pennsylvania since 1979, the Albert Sussman Professor of Real Estate at the Wharton School since 1989 and a director of the Wharton Real Estate Center since 1986. In addition, he is an Urban Land Institute Research Fellow and a member of the National Association of Real Estate Investment Trusts. Dr. Linneman is also currently engaged as Managing Director of Amerimar Realty, a real estate investment firm, and serves as an advisor to other real estate investors. Dr. Linneman is a trustee of Universal Health Realty Trust (a REIT). Dr. Linneman was formerly Chairman and trustee of Rockefeller Center Properties Trust (a REIT). Dr. Linneman is a member of the Board's Audit Committee and Incentive Plan Committee. Dr. Linneman is a Class I Trustee.

E. Donald Shapiro, 66, has been a trustee of the Company since June 1994. Mr. Shapiro has been The Joseph Solomon Distinguished Professor of Law at New York Law School since 1983. Mr. Shapiro also serves as a director of each of the following entities: Loral Space and Communications (formerly Loral Corporation) (NYSE) (satellite communications) (since 1973); Bank Leumi
(Bank)(since 1980); Vasomedical, Inc. (formerly Future Medical Products, Inc.) (medical products) (NASDAQ) (since 1992); Vion, Inc. (formerly Mela Rx) (drug) (NASDAQ) (since 1992); Eyecare Products PLC (eyeglass frames) (London Stock Exchange) (since 1994); Premier Laser Systems (medical laser) (NASDAQ) (since
1994); United Industrial Corporation (defense industry) (NYSE) (since 1996); and Telepad Corporation (computer hardware and software systems) (NASDAQ) (since 1996). Mr. Shapiro is a member of the Board's Audit Committee, Executive Committee and Executive Compensation Committee. Mr. Shapiro is a Class I Trustee.

Bernard J. Korman, 66, has been a trustee of the Company since May 1997. Mr. Korman is Chairman of Graduate Health System, Inc., a non-profit organization, and NutraMax Products, Inc. (NASDAQ), a consumer healthcare products company. Mr. Korman, served as President and Chief Executive Officer of MEDIQ Incorporated (AMEX) (healthcare services) from 1981 to 1995 and as chairman of PCI Services, Inc. from 1992 to 1996. Mr. Korman currently is a director of The Pep Boys, Inc. (NYSE) (auto supplies); Today's Man, Inc. (NASDAQ) (retail men's clothing sales); The New America High Income Fund, Inc. (NYSE) (financial services); InnoServ Technologies, Inc. (NASDAQ) (medical equipment support services); Kapson Senior Quarters Corp. (NASDAQ) (assisted living quarters) and Omega Healthcare Investors, Inc. (NYSE) (a REIT). Mr. Korman is a member of the Board's Executive Compensation Committee and Audit Committee. Mr. Korman is a Class III Trustee.

BOARD OF TRUSTEES' MEETINGS

During the Company's fiscal year ended December 31, 1997, the Board held four regular meetings and two special meetings.

BOARD COMMITTEES

The Board has an Audit Committee, an Executive Committee, an Executive Compensation Committee, a committee which administers the Company's 1992 Employee Share Option Plan (the "Employee Plan") and the 1992 Trustee Share Option Plan (the "Trustee Plan" and, together with the Employee Plan, the "Option Plans"), and a committee which administers the Company's 1995 Incentive Plan (the "Incentive Plan Committee") adopted at the 1995 annual meeting of shareholders (the "Incentive Plan"). The Board does not have a nominating committee or a committee performing the functions of a nominating committee; the Board performs the functions of that committee.

The Audit Committee is composed of Messrs. Linneman, Shapiro and Selonick. The function of the Audit Committee is to review the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee also reviews related party transactions. No member of the Audit Committee is an employee of the Company. The Audit Committee met twice during the fiscal year ended December 31, 1997.

The Executive Committee is composed of Messrs. Kranzdorf and Shapiro. The function of the Executive Committee is to approve the acquisition, financing and disposition of investments for the Company and to execute certain contracts and agreements, including those related to the borrowing of money by the Company, and generally exercise all other powers of the Board except for those which require action by all trustees or the independent trustees under the Declaration of Trust or the Bylaws of the Company or under applicable law. The Executive Committee met once during the fiscal year ended December 31, 1997.

The Executive Compensation Committee is composed of Messrs. Kranzdorf, Selonick and Shapiro. The function of the Executive Compensation Committee is to review and make recommendations to the Board and administrators of the Option Plans and Incentive Plan regarding compensation for the Company's executive officers. No member of the Executive Compensation Committee, other than Mr. Kranzdorf, is an employee of the Company. The Executive Compensation Committee met once during the fiscal year ended December 31, 1997.

The Option Plans Committee is composed of Messrs. Kranzdorf and Barrett. The function of the Option Plans Committee is to administer the Option Plans. The purpose of the Option Plans is to attract, retain and motivate key employees of the Company by granting such employees incentive qualified and non-qualified options to purchase Common Shares. The Option Plans Committee met once during the fiscal year ended December 31, 1997.

The Incentive Plan Committee is composed of Messrs. Linneman and Selonick. The function of the Incentive Plan Committee is to determine awards granted pursuant to the Incentive Plan to employees and trustees which align the interests of the Company's trustees, executive officers, key employees, advisors and consultants with those of the shareholders and to enable the Company to attract, compensate and retain trustees, executive officers, key employees, advisors and consultants and provide them with appropriate incentives and rewards for performance. The Incentive Plan Committee met twice during the fiscal year ended December 31, 1997.

TRUSTEES' COMPENSATION

Each non-employee trustee of the Company receives an annual fee of $12,000 and a fee of $1,000 for each quarterly meeting attended. In December 1995, the trustees agreed to receive these fees in the form of Common Shares beginning in 1996. The shares are awarded quarterly on the first business day of the fiscal quarter and are valued based on the closing price of the Common Shares on the New York Stock Exchange on the last business day of the previous quarter. Each trustee is entitled to cash payments of $500 for each separate committee meeting attended, $1,000 for each trip to visit properties which are the subject of possible acquisition by the Company, and is entitled, pursuant to the provisions of the Trustee Plan, to grants of options to purchase Common Shares. Employees of the Company who are also trustees are not paid any trustees' fees. In addition, the Company reimburses the trustees for travel expenses incurred in connection with their activities on behalf of the Company. During the fiscal year ended December 31, 1997, Mr. Barrett was issued 3,000 options pursuant to the Trustee Plan.

Under the terms of the Incentive Plan each non-employee trustee of the Company is granted options each year to purchase 1,500 Common Shares at a price equal to the then fair market value of Common Shares on the date of grant. Additionally, each non-employee trustee shall be granted options each year to purchase an additional 1,500 Common Shares at a price equal to the then fair market value of Common Shares on the date of grant, provided that the Company's funds from operations per Common Share, as defined, have increased at least 4% over the prior year's funds from operations per common share. In accordance with the terms of the Incentive Plan, on March 13, 1998 the Company awarded 3,000 options to purchase Common Shares to each of the Company's non-employee trustees at an exercise price of $19.19 per Common Share.

------------------------------------------------------------------------------
THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF MESSRS. BARRETT, DENNIS AND FINN TO SERVE UNTIL THE 2001 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFY.
------------------------------------------------------------------------------

PROPOSAL 2

APPROVAL OF AMENDMENT NO. 2 TO THE EMPLOYEE PLAN AND AMENDMENT NO. 2 TO THE TRUSTEE PLAN


On March 17, 1998, the Board approved, subject to the approval of the holders of the Trust's Common Shares, Amendment No. 2 to each of the Employee Plan and the Trustee Plan, which will permit the Board to extend the term of Nonqualified Options (as defined below), beyond the current maximum term of 10 years provided for in the Plans.

If the amendments are approved by the holders of Common Shares, the Board intends to extend the term of Nonqualified Options issued under the Plans to purchase an aggregate of 490,100 Common Shares, for an additional five years (i.e. options expiring on November 19, 2002 will be extended until November 19, 2007). These options were granted on November 19, 1992 shortly after formation of the Company and have an exercise price of $20 per share, which is currently higher than the trading price of the Common Shares purchasable thereunder. The Board believes that extending the term of these options serves the purpose of the Trustee Plan (to attract and retain the best available candidates to act as trustees of the Company, to provide additional equity incentive to such trustees and to promote the success of the Company's business) and the Employee Plan (to encourage high levels of performance by the individuals who are key to the success of the Company and to encourage such individuals to remain in the employ of the Company and its subsidiaries by increasing their proprietary interest in the Company's growth and success), as the case may be.

The following table sets the number of the options to be extended which are held by (i) each of the Company's Chief Executive Officer and the Named Executives, (ii) the Company's executive officers, as a group, (iii) the Company's non-executive officer Trustees, as a group and (iv) the Company's non-executive officer employees, as a group:

EXTENDED OPTIONS UNDER TRUSTEE PLAN AND EMPLOYEE PLAN

                                                     Number of Common Shares
Name and Position                                 Subject to Extended Options
-------------------                               ---------------------------
Norman M. Kranzdorf
President & Chief Executive Officer                         352,800 (1)

Robert H. Dennis
Vice President, Chief Financial Officer and Treasurer        54,000 (2)

Edmund Barrett
Executive Vice President & Chief Operating Officer           18,000 (2)

Executive Officers as a Group                               442,800 (3)

Non-Executive Officer Trustees, as a Group                    6,000 (1)

Non-Executive Officer Employees, as a Group                  41,300 (2)

-----
(1) Granted under Trustee Plan
(2) Granted under Employee Plan
(3) Includes 352,800 Shares granted under Trustee Plan and 90,000 Shares granted under Employee Plan.

DESCRIPTION OF THE EMPLOYEE PLAN AND THE TRUSTEE PLAN

GENERAL. The Plans were adopted by the Board on August 31, 1992 and by the shareholder's of the Company on November 19, 1992. The purpose of the Trustee Plan is to attract and retain the best available candidates to act as trustees of the Company's business. The purpose of the Employee Plan is to encourage high levels of performance by the individuals who are key to the success of the Company and to encourage such individuals to remain in the employ of the Company and its subsidiaries by increasing their proprietary interest in the Company's growth and success. The Plans achieve their respective purposes through the granting of incentive awards of share options ("Options") to those trustees or individuals, as the case may be, whose judgment, initiative and efforts are responsible for the success of the Company. The maximum number of Common Shares that may be the subject of Options under the Employee Plan is 300,000 Common Shares, or approximately 3% of the Common Shares outstanding as of March 1, 1998, and under the Trustee Plan is 700,000 Common Shares, or approximately 7% of the Common Shares outstanding as of March 1, 1998. As of the date hereof, 198,050 options have been granted under the Employee Plan and 430,800 options have been granted under the Trustee Plan.

ADMINISTRATION. The Plans are administered by a committee (the "Committee") consisting of not fewer than two trustees, as designated by the trustees. In the case of the Employee Plan, all members of the Committee are "disinterested" trustees as defined in the Employee Plan. The members of the Committee for each of the Employee Plan and Trustee Plan are Norman Kranzdorf and Edmund Barrett. The trustees may remove from, add members to, or fill vacancies in the Committees. Each Committee is authorized, subject to the provisions of the respective Plans, to establish such rules and regulations as it may deem appropriate for the conduct of meetings and proper administration of such plan. All actions of a Committee shall be taken by a majority vote of its members. Subject to the provisions of the respective Plans, each Committee shall have authority, in its sole discretion, to interpret the provisions of its Plan and, subject to the requirements of applicable law, to prescribe, amend, and rescind rules and regulations relating to it as it may deem necessary or advisable. All decisions made by a Committee pursuant to the provision of the applicable Plan shall be final, conclusive and binding on all persons, including participants in such Plan.

ELIGIBILITY. Participants in the Employee Plan shall consist solely of key employees (other than employees who are also trustees of the Company) or any of its subsidiaries or affiliates as its Committee shall select from time to time. Participants in the Trustee Plan shall consist exclusively of such trustees of the Company or trustees or directors of any of its subsidiaries or affiliates as its Committee shall select from time to time.

OPTIONS. "Incentive Options" meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and "Nonqualified Options" that do not meet such requirements are both available for grant under the Plans. The term of each Option will be determined by the Committee of the Plan under which the Option is being issued, but no Incentive Option will be exercisable more than ten years after the date of grant, or in the case of Incentive Options granted to any trustee or employee who, at the time of such grant, owns, directly or indirectly (within the meaning of Sections 422(b)(6) and 424(d) of the Code), shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any of its subsidiaries or affiliates, such Incentive Options will not be exercisable more than five years after the date of grant. The exercise price for Incentive Options must be at least equal to 100% of the fair market value of the Common Shares on the date of grant, or in the case of Incentive Options granted to any trustee or employee who, at the time of such grant, owns directly or indirectly (within the meaning of Sections 422(b)(6) and 424(d) of the Code), shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any of its subsidiaries or affiliates, the exercise price must be at least 110% of the fair market value of all of the Common Shares on the date of grant. The exercise price for Nonqualified Options will be determined by the Committee of the Plan under which the Nonqualified Options are being issued at the time of grant. The exercise price can be paid in cash , or if approved by the Committee, by tendering shares (actually or constructively) of Common Shares owned by a participant.

Incentive Options are not transferable except by will or the laws of descent and distribution and may be exercised only by the participant (or his or her guardian or legal representative) during his or her lifetime, except as provided below. Nonqualified Options may be transferable to family members and entities for the benefit of the participant or his or other family members. If a participant's employment with the Company or service as a trustee terminates for any reason (other than death or disability), any unexercised or unexpired Options held by the participant (or its permitted transferee) will be deemed cancelled and terminated on the day following the three-month period commencing on the date of such termination, unless earlier terminated pursuant to its terms; provided, however, if such termination is attributable to fraud, embezzlement, theft or other misconduct injurious to the Company or its subsidiaries or affiliates (as determined by the Committee), any Options granted to such optionee and not previously exercised or expired shall be deemed cancelled and terminated as of the date of such termination. If a participant dies while employed by the Company or while serving as a trustee of the Company, any unexercised or unexpired Options will, to the extent exercisable on the date of death, be exercisable by the holder, by a permitted transferee or by the participant's estate or by any person who acquired such Options by bequest or inheritance, at any time generally within one year after such death, unless earlier terminated pursuant to its terms. If a participant becomes totally disabled and his or her employment or service as a trustee of the Company terminates as a result of such disability, the holder or the participant (or his guardian or legal representative) will have the unqualified right to exercise any unexercised and unexpired Options held by the participant (or its permitted transferee) generally for one year after such termination, unless earlier terminated pursuant to its terms.

ANTIDILUTION PROVISIONS. The number of Common Shares authorized to be issued under the Employee Plan and subject to outstanding awards (and the grant or exercise price thereof) may be adjusted to prevent dilution or enlargement of rights in the event of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Shares or other securities or other similar capitalization change.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE EMPLOYEE PLAN. The following is a brief summary of the principal federal income tax consequences of grants of Options under the Plan. The summary is based upon current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

A participant is not subject to regular federal income tax either at the time of grant or at the time of exercise of an Incentive Option. However, upon exercise, the difference between the fair market value of the Common Shares and the exercise price is an includible item subject to the possible application of the alternative minimum tax. If a participant does not dispose of Common Shares acquired through the exercise of an Incentive Option in a "disqualifying disposition" (i.e., no disposition occurs within two years from the date of grant of the share option nor within one year of the transfer of the Common Shares to the participant), then the participant will be taxed only upon the gain, if any, from the sale of such Common Shares, and such gain will be taxable as gain from the sale of a capital asset.

The Company will not be allowed any tax deduction on the exercise of an Incentive Option or, if the above holding period requirements are met, on the sale of the underlying Common Shares. If there is a disqualifying disposition (i.e. one of the holding period requirements is not met), the participant will be treated as receiving compensation subject to ordinary income tax in the year of the disqualifying disposition and the Company will be entitled to a deduction for compensation expense in an amount equal to the amount included in income by the participant. The participant generally will be required to include in income an amount equal to the difference between the fair market value of the Common Shares at the time of exercise and the exercise price.
Any appreciation in value after the time of exercise will be taxed as capital gain and will not result in any deduction by the Company.

If Nonqualified Options are granted to a participant, there are no federal income tax consequences at the time of grant. Upon exercise of the Option, the participant must report as ordinary income an amount equal to the difference between the exercise price and the fair market value of the Common Shares on the date of exercise. The Company will be allowed a tax deduction in like amount. Any appreciation in value after the time of exercise will be taxed as capital gain and will not result in any deduction by the Company.

Applicable withholding taxes may be withheld in connection with any options granted under the Plans. In that regard, the Committee has the discretion to allow a participant to satisfy its withholding tax obligations with Common Shares.

TERMINATION, AMENDMENT AND ERISA STATUS. Each Plan will terminate by its terms and without any action by the Board on November 19, 2002. No awards may be made after that date. Awards outstanding on December 11, 2007, will remain valid in accordance with their terms.

The Board may, from time to time, alter, amend, suspend or terminate the Plans as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law; provided that the Board may not amend the Plans in any manner that would result in noncompliance with Rule 16B-3 promulgated under the Exchange Act, or any applicable law; and further provided that the Board may not, without the approval of the Company's shareholders, amend the Plan to (a) increase the number of shares that may be the subject of Options under the Plans, (b) reduce the minimum option price of Incentive Options, (c) increase the maximum permissible term of any Option or
(d) remove responsibility for administering the grant of Options from the Committee.

The Plans are not subject to the provision of the Employee Retirement Income Security Act of 1976, as amended.

------------------------------------------------------------------------------
THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF AMENDMENT NO. 2 TO THE EMPLOYEE PLAN AND AMENDMENT NO. 2 TO THE TRUSTEE PLAN
------------------------------------------------------------------------------

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board and the Audit Committee have appointed the firm of Arthur Andersen LLP, which firm was engaged as independent public accountants for the fiscal year ended December 31, 1997, to audit the financial statements of the Company for the fiscal year ended December 31, 1998. A proposal to ratify this appointment is being presented to the shareholders at the Annual Meeting. A representative of Arthur Andersen LLP is expected to be present at the meeting and available to respond to appropriate questions and, although the firm has indicated that no statement will be made, an opportunity for a statement will be provided.

------------------------------------------------------------------------------
THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSED RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.
------------------------------------------------------------------------------

EXECUTIVE OFFICERS

The following is provided with respect to the executive officers of the Company. Other than Norman M. Kranzdorf and Hermina G. Kranzdorf, who are husband and wife, none of the executive officers of the Company are related to each other. Executive officers are chosen by and serve at the discretion of the Board.

Norman M. Kranzdorf, 67, President and Chief Executive Officer. Biographical information regarding Mr. Kranzdorf is set forth under "Proposal 1 - Election of Trustees."

Robert H. Dennis, 51, Vice President, Chief Financial Officer and Treasurer. Biographical information regarding Mr. Dennis is set forth under "Proposal 1 - Election of Trustees."

Edmund Barrett, 64, Executive Vice President, Chief Operating Officer. Biographical information regarding Mr. Barrett is set forth under "Proposal 1
- Election of Trustees."

Hermina G. Kranzdorf, 62, has been the Secretary and the Director of Communications of the Company since 1992. From 1986 to 1992, she was the Director of Communications and Secretary of Kranzco Realty. Ms. Kranzdorf is a member of the International Council of Shopping Centers.

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to the cash and other compensation paid or accrued by the Company for services rendered by Norman M. Kranzdorf, the Company's President and Chief Executive Officer, Robert H. Dennis, the Company's Vice President, Chief Financial Officer and Treasurer, and Edmund Barrett, the Company's Executive Vice President and Chief Operating Officer (collectively, the "Named Executives"), during the fiscal years ended December 31, 1997, 1996 and 1995. Other than the Named Executives, no executive officer of the Company earned a total salary and bonus exceeding $100,000 during the fiscal year ended December 31, 1997.


SUMMARY COMPENSATION TABLE
                                                                        Long-Term      All Other
                              Annual Compensation                      Compensation    Compensation
---------------------------------------------------------------------- ------------    ------------
                                                          Other Annual  Underlying
Name & Principal Position     Year    Salary       Bonus   Compensation   Options
---------------------------------------------------------------------------------------------------
Norman M. Kranzdorf          1997    $256,692     $ 5,288  <F1><F2>      20,000        $8,440
  President and Chief        1996    $230,769     $10,618  <F1><F2>       3,000        $5,394
  Executive Officer          1995    $200,000     $13,842  <F1><F2>        - -         $6,568

Robert H. Dennis             1997    $139,308     $ 2,981  <F1><F2>      10,000        $7,506
  Vice President, Chief      1996    $119,231     $ 5,530  <F1><F2>       3,000        $5,952
  Financial Officer and      1995    $100,000     $ 6,921  <F1><F2>        - -         $5,456
  Treasurer3
Edmund Barrett               1997    $125,615     $ 2,692  <F1><F2>      13,000        $3,782
 Executive Vice President    1996    $106,010     $ 4,658  <F1><F2>        - -         $3,302
 and Chief Operating Officer 1995    $ 87,109     $ 5,676  <F1><F2>       3,000        $3,665

<F1>
Excludes certain personal benefits, the total value of which was less than 10% of the total annual salary paid or accrued by the Company for services rendered by him during the fiscal years ended December 31, 1997, 1996 and 1995.
<F2>
The following table sets forth certain information concerning additional compensation in the form of restricted common shares issued under the Incentive Plan during the fiscal year ended December 31, 1997 to the Named Executives. The shares issued vest one-half per year, commencing on July 1, 1998 and entitle the holder to any current dividends.

Restricted Common Shares Issued in Last Fiscal Year
                                   Percent of Total Restricted
                        Number of    Shares to Employees          Price at        Value at
Name                  Shares Issued   In Fiscal Year           Date of Issue   Date of Grant
-------------------   -------------  -----------------------   -------------   -------------
Norman M. Kranzdorf   1,846           24%                      $16.25          $29,998
Robert H. Dennis        962           12%                      $16.25          $15,633
Edmund Barrett          865           11%                      $16.25          $14,056

The following table sets forth certain information concerning options granted during the fiscal year ended December 31, 1997 to the Named Executives. The Company did not grant any share appreciation rights during 1997.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                                                              Individual Grants
                      Number of       Percent of Total
                      Securities      Options/SARs
                      Underlying      Granted to
                      Options/SARs    Employees in    Exercise of    Expiration  Grant Date
Name                  Granted <F1>    Fiscal Year     Base Price     Date        Present Value <F2>
-----------           -----------     ------------    -----------    ----------  -----------------
Norman M. Kranzdorf   20,000           20%            $16.25         07/01/07   $21,600
Robert H. Dennis      10,000           10%            $16.25         07/01/07   $10,800
Edmund Barrett        13,000           13%            $16.25         07/01/07   $14,040

<F1>
Options granted to Mr. Kranzdorf, Mr. Dennis and 10,000 of the options granted to Mr. Barrett in the fiscal year ended December 31, 1997 vest and become exercisable over two years and 3,000 of the options granted to Mr. Barrett vest and become exercisable on the date of grant.
<F2>
Based upon the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, that the Named Executive receives will depend on the excess of the stock price at the time of exercise over the exercise or base price on the date the option is exercised. There is no assurance that the value realized by the Named Executive will be at or near the value estimated by the Black-Scholes model. The estimated values under the model are based on arbitrary assumptions such as interest rates, stock price volatility and future dividend yields.

AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR
END AND FISCAL YEAR END OPTION VALUES

During the fiscal year ended December 31, 1997, none of the Named Executives exercised any options granted to them. The following table sets forth certain information with respect to the unexercised options held as of the end of such fiscal year by the Named Executives.

                       Number of Securities                Value of Unexercised
                     Underlying Unexercised Options        In-the-Money Options
Name                   Held at December 31, 1997          at December 31, 1997<F1>
---------------      ------------------------------       ------------------------
                      Exercisable / Unexercisable     Exercisable / Unexercisable
                      -----------   -------------     -----------   -------------
Norman M. Kranzdorf     358,800       20,000            $18,375        $58,750
Robert H. Dennis         60,000       10,000            $11,063        $29,375
Edmund Barrett           24,000       10,000            $11,250        $29,375

<F1>
The fair market value on December 31, 1997 of the Common Shares underlying the options was $19.1875 per Common Share.

TRUSTEE PLAN AND EMPLOYEE PLAN

Prior to the Company's initial public offering in November 1992, the Option Plans were adopted by the Board and all of the then current shareholders. The Option Plans are administered by the Option Plans Committee established for such purpose. The current members of such committee are Messrs. Kranzdorf and Barrett (the "Administrators").

The Option Plans provide for the grant of options to purchase Common Shares to eligible participants. The persons entitled to participate in the Trustee Plan are those trustees of the Company or trustees or directors of any of the Company's subsidiaries or affiliates as the Administrators of the Option Plans shall select from time to time. Eligible participants of the Employee Plan consist of those key employees (other than trustees or directors) of the Company, or any of its subsidiaries or affiliates, as the Administrators shall select from time to time. Options are granted by the Administrators based upon such factors as the Administrators may deem proper and relevant. The Option Plans were designed to attract, retain and motivate key employees by granting them options to purchase Common Shares. The Option Plans provide for the grant of a maximum of 700,000 Common Shares under the Trustee Plan and 300,000 Common Shares under the Employee Plan, and permit the granting of share options to employees which are either Incentive Options or Non-Qualified Options.

Subject to the terms of Option Plans, the Administrators determine the recipients of options and the number of options to be granted under the Option Plans. As of December 31, 1997 options to purchase 430,800 and 191,550 Common Shares were outstanding under the Trustee Plan and Employee Plan, respectively, all of which were exercisable as of December 31, 1997. During the fiscal year ended December 31, 1997, 20,000, 13,000 and 10,000 options were issued to Messrs. Kranzdorf, Barrett and Dennis, respectively from the Trustee Plan. During the fiscal year ended December 31, 1997, 59,500 options were issued to employees of the Company from the Employee Plan.

1995 INCENTIVE PLAN

The Incentive Plan was approved by the shareholders of the Company at the Company's 1995 annual meeting of shareholders held in June 1995. The Incentive Plan is administered by the Incentive Plan Committee which consists of Messrs. Linneman and Selonick. In general, it is intended that members of the Incentive Plan Committee will not be employees of the Company.

The purpose of the Incentive Plan is to align the interests of the Company's trustees, executive officers, key employees, advisors and consultants with those of the shareholders and to enable the Company to attract, compensate and retain trustees, executive officers, key employees, advisors and consultants and provide them with appropriate incentives and rewards for their performance. Awards to trustees, executive officers, key employees and other individuals under the Incentive Plan may take the form of options to purchase Common Shares, including corresponding share appreciation rights and reload options, and in the case of employees, restricted share awards and share purchase awards.

All employees, trustees, and certain other key individuals are currently eligible to participate in the Incentive Plan subject to certain restrictions that apply to members of the Incentive Plan Committee. Awards under the Incentive Plan may be granted in combination with other awards, including options granted under the Option Plans. The maximum number of Common Shares that may be the subject of awards under the Incentive Plan is 1,000,000 Common Shares. The Incentive Plan provides that in any given year, the maximum number of Common Shares with respect to which options or share appreciation rights may be granted to any employee is 100,000 Common Shares. As of December 31, 1997, options to purchase 303,000 Common Shares were outstanding under the Incentive Plan. During the fiscal year ended December 31, 1997, 1,500 options were issued to each of Messrs. Korman, Linneman, Selonick and Shapiro, in accordance with the Incentive Plan.

BOARD AND EXECUTIVE COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

Executive compensation is paid by the Company in the form of cash or through grants of awards under the Option Plans or the Incentive Plan. All final decisions regarding the cash component of executive compensation are made by the Board which, in making such determinations, takes into consideration the recommendations of the Executive Compensation Committee as well as the matters considered by, and the philosophy applied by such committee as set forth below. All final decisions regarding grants of awards under the Option Plans and Incentive Plan are made by the plans' respective administrators (the "Plan Administrators") who, in making such compensation decisions, take into consideration recommendations made by the Board and/or its Executive Compensation Committee. In making its recommendations to the Board or the Plan Administrators, as the case may be, the Executive Compensation Committee reviews compensation plans, programs and policies and monitors the performance and compensation of executive officers.

The key elements of the Company's executive compensation package are base salary, annual bonus and long-term incentives. The policies with respect to each of these elements, as well as the compensation paid to the executive officers of the Company during the fiscal year ended December 31, 1997, are discussed below.

BASE SALARIES

Base salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talents, including a comparison to base salaries for comparable positions at other real estate investment trusts ("REITs") in the comparison peer group. The base salaries currently are intended to be fixed at the average level of the base salaries paid to executive officers with comparable qualifications, experience and responsibilities at other REITs in the comparison peer group.

Increases in the base salaries of certain of the Company's executive officers were recommended by the Executive Compensation Committee and approved by the Board, effective as of July 1, 1997 (for Mr Kranzdorf, Mr. Dennis and Mr. Barrett). Annual salary adjustments are determined based on an evaluation of executive officers' responsibilities and performance, as well as a review of the amount of base salaries paid to executive officers with comparable qualifications, experience and responsibilities by other REITs that would compete in the Company's shopping center business and the performance of the Company.

ANNUAL BONUS

In 1994, the Executive Compensation Committee proposed, and the Board approved, an incentive compensation plan effective for the 1994 fiscal year, setting forth guidelines pursuant to which each executive officer would be entitled, at the sole discretion of the Board, to receive incentive compensation consisting of an annual bonus equal to a percentage of each executive officer's base salary for the applicable year so long as the Company achieved certain increases in funds from operations, as defined, per Common Share for the prior calendar year. The table below sets forth the percentage increases in funds from operations per Common Share necessary to trigger the incentive payments. The incentive payments may be less than the applicable percentage but may not exceed it.


     Percentage Increases                  Maximum
   In Funds From Operations          Percentage of Incentive
Per Common Share From Prior Year      Compensation Payable
-------------------------------       --------------------
5% or more                                 100.00 %

4 to 4.99%                                  33.33 %

3 to 3.99%                                  16.66 %

Below 2.99%                                  0.00 %


The Executive Compensation Committee, in recommending the amount of annual bonuses, if any, to be paid to executive officers pursuant to the incentive compensation plan or otherwise with respect to a fiscal year, reviews the performance of the Company and, if appropriate, the Common Shares during such fiscal year, and non-financial performance measures such as the respective executive's performance, effort and role in promoting the long-term strategic growth of the Company, as well as such other matters as the Executive Compensation Committee may deem appropriate.

With respect to the fiscal year 1997, the Company paid to each of its executive officers a cash bonus of approximately 2% of such officer's base salary plus an additional bonus equal to 12.5% of such officer's base salary, payable in the form of restricted Common Shares which vest over a two-year
period.   The restricted Common Shares were granted under the Incentive Plan.
Although such bonuses were not paid to the executive officers pursuant to the Company's incentive compensation plan adopted in 1994, the Executive Compensation Committee, in determining whether to recommend such bonuses, applied the criteria set forth in the preceding paragraph.

LONG-TERM INCENTIVES

Long-term incentives are designed to align the interests of the Company's employees, trustees and other key individuals with those of the Company's shareholders. In (i) awarding options and share appreciation rights under the Incentive Plan to its employees, trustees and other key individuals, (ii) making grants of restricted Common Shares, and (iii) making loans to employees for the purchase of Common Shares in connection with a share purchase award, consideration is given to the amount of options previously granted to them and whether any long-term incentives have previously been awarded.

Share options and related share appreciation rights are generally granted with an exercise price equal to the market price of the Common Shares on the date of grant and vest and become exercisable over a period of years based upon continued employment. This creates shareholder value over the long term since the full benefit of the compensation package cannot be realized unless share price appreciation occurs over a number of years.

Grants of restricted Common Shares to employees also form a part of the Company's long-term incentive package. Typically some portion of such grants vest annually over a period of several years, so long as the executive officer remains employed by the Company. In making grants of restricted Common Shares, the Incentive Plan Committee considers and gives approximately equal weight to an individual's scope of responsibilities, experience, past contributions to the Company and anticipated contributions to the Company's long-term success.

Another component of the Company's long-term incentive package may include making loans to employees for the purchase of Common Shares in connection with a share purchase award under the Incentive Plan. These loans typically will be secured by the Common Shares purchased and otherwise will be non-recourse.
The loans may be interest-free and may be forgiven in part over time provided that the executive officer has not resigned as an employee of the Company and may be forgiven in full in the event employment terminates by reason of death, disability, termination with "cause" or a "change of control." In making such loans, the Incentive Plan Committee will consider the same factors it considers in making grants of restricted Common Shares.

The Executive Compensation Committee believes that share options, share appreciation rights, grants of restricted shares and loans to purchase shares promote loyalty to the Company and encourage recipients to coordinate their interests with those of the shareholders. The Executive Compensation Committee may consider additional types of long-term incentives in the future.

 Mr. Kranzdorf, Mr. Dennis and Mr. Barrett were granted options (20,000, 10,000 and 10,000 respectively) to purchase common shares. These options vest over a two year period. The options were granted under the Trustee Plan.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

Mr. Kranzdorf's compensation is determined after consideration of his long-term qualifications, responsibilities and experience in the real estate industry, and the compensation package awarded to chief executive officers of other comparable REITs. The Company believes that Mr. Kranzdorf's base salary is less than the average base salary for chief executive officers of such other similar REITs based on the NAREIT survey and other sources.

In 1997, Mr. Kranzdorf received a base salary of $256,692 and an annual cash bonus of $5,288. Mr. Kranzdorf's salary and cash bonus was based on a review of the salary and bonus paid to other chief executive officers by similar size and type real estate investment trusts. The results of various studies from leading compensation firms, NAREIT and the Company's auditors were considered by the Executive Compensation Committee. After such study, it was determined that Mr. Kranzdorf's base salary and bonus were less than industry benchmarks.

For the long-term incentive component of Mr. Kranzdorf's compensation, in 1997 the Incentive Plan Committee granted to Mr. Kranzdorf 1,846 restricted Common Shares under the Incentive Plan. Such shares vest over a two-year period commencing on the date of grant. The Executive Compensation Committee also granted to Mr. Kranzdorf 20,000 options under the Trustee Plan. Such options vest over a two-year period commencing on July 1, 1998. See the table above captioned "Summary Compensation Table." Mr. Kranzdorf's long-term incentive compensation was based on the same factors and considerations as those of the Company's other executive officers, namely the desire to properly compensate its executives and to promote loyalty to the Company. His long-term incentive compensation reflects the Executive Compensation Committee's desire to create incentives for him and focus him on maximizing shareholder value, and the practice of the Company's primary competitors for executive talent (particularly REITs) of making long-term incentive grants to chief executive officers.

OMNIBUS BUDGET RECONCILIATION ACT IMPLICATIONS FOR EXECUTIVE COMPENSATION

It is the responsibility of the Executive Compensation Committee to address the issues raised by the provisions in the tax laws which make certain non-performance-based compensation to executives of public companies in excess of $1,000,000 non-deductible to the Company beginning in 1994. In this regard, the Executive Compensation Committee considers whether any actions with respect to this limit should be taken by the Company. No executive officer of the Company received any such compensation in excess of this limit during 1997. The Incentive Plan has been designed in a manner to allow certain grants of options and share appreciation rights to be treated as performance based and, therefore, not subject to the $1,000,000 limitation. The Executive Compensation Committee will continue to monitor the $1,000,000 limitation and will make necessary recommendations if it is warranted in the future.

CONCLUSION

The Executive Compensation Committee's goal is to enhance the profitability of the Company and, thus, shareholder value, by aligning closely the financial interests of the Company's key executives with those of its shareholders. Specifically, the Executive Compensation Committee has sought, and will continue to seek, to enhance the Company's ability to attract and retain qualified executive officers, to motivate such executives and to achieve the goals inherent in the Company's business strategy and to emphasize share ownership by such executives and, thereby, tie long-term compensation to increases in shareholder value.

To permit ongoing evaluation of the link between the Company's performance and its executive compensation, the Executive Compensation Committee intends to conduct a full review of the Company's executive compensation program each year. This review will include a review of such executive's responsibilities and efforts and a comparison of the Company's executive compensation, Company performance, share appreciation and total return to shareholders primarily to other retail shopping center-oriented REITs that represent the Company's most direct competitors for executive talents. The Executive Compensation Committee will also continually review the selection of peer companies used for compensation analysis. Since the peer group index in the Performance Graph included in this Proxy Statement includes all equity REITs and not just those which are retail shopping center oriented, the peer group used for compensation analysis will consist only of certain of the REITs included in the peer group index in the Performance Graph.

In addition, while the elements of compensation described above will be considered separately, the Executive Compensation Committee will take into account the full compensation package afforded by the Company to the individual, including pension benefits, supplemental retirement benefits, severance plans, insurance and other benefits. In this regard, it should be noted that the Company has implemented a 401(k) retirement plan covering substantially all officers and employees of the Company. The 401(k) plan permits participants to defer up to a maximum of 10% of their compensation, which deferrals may, in the Company's sole discretion, be matched by the Company in an amount equal to 50% of the first 5% of the employee's salary. Under the terms of the 401(k) plan, the Company may also, in its sole discretion, make additional profit sharing contributions to such plan. For the year 1997, the Company made total contributions of $70,000 to the 401(k) plan.

Through the programs described above, a very significant portion of the Company's executive compensation is linked to individual and corporate performance.


The foregoing report has been furnished by the Board and the Executive Compensation Committee.
March 31, 1998

    Edmund Barrett

    Robert H. Dennis

    Bernard J. Korman

    Norman M. Kranzdorf

    Dr. Peter D. Linneman

    James B. Selonick

    E. Donald Shapiro

SHARE PRICE PERFORMANCE GRAPH

The following table compares the cumulative total shareholder return on the Common Shares for the period commencing November 19, 1992 through December 31, 1997 with the cumulative total return on the Standard & Poor's 500 Stock Index ("S&P 500") and the NAREIT Equity REIT Total Return Index ("NAREIT Index") over the same period. Total return values for the S&P 500, the NAREIT Index and the Common Shares were calculated based on cumulative total return assuming the investment of $100 in the S&P 500 and the NAREIT Index on November 1, 1992, and in the Common Shares on November 19, 1992, and assuming reinvestment of dividends. The shareholder return shown on the graph below is not necessarily indicative of future performance.

Date         Common Shares   NAREIT Equity Index    S&P 500
------------------------------------------------------------
11/1/92           $0.00           $100.00           $100.00
11/19/92        $100.00
12/31/92        $108.00           $104.00           $102.75
12/31/93        $113.14           $121.82           $111.43
12/31/94        $109.02           $125.68           $112.89
12/31/95         $94.49           $144.86           $155.14
12/31/96        $115.43           $192.77           $184.77
12/31/97        $146.75           $229.26           $231.57

(1) Since the Company did not commence operation until November 19, 1992, which is the date the Company's initial public offering was completed, no data prior thereto is available.

(2) The NAREIT Equity REIT Total Return Index is maintained by the National Association of Real Estate Investment Trusts.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company leases from Norman and Hermina Kranzdorf a three-story building containing approximately 20,000 square feet located at 128 Fayette Street, Conshohocken, Pennsylvania, which serves as the Company's headquarters. The lease for the Company's headquarters expires on January 15, 1999 and provides that the Company will pay a rental of $153,720 per annum. The lease also provides that the Company will pay for all real estate taxes, utilities, repairs and other costs and expenses in connection with the use and occupancy of the building.

The Company has announced that it has entered into a letter of intent with New America Network, Inc, which conducts business under the name New America International ("NAI"), and Gerald C. Finn and Jeffrey Finn, its principal shareholders. Gerald C. Finn (a nominee for Class II Trustee) is Chairman and Chief Executive Officer and the owner of approximately 75% of NAI's outstanding shares of common stock. The proposed transaction involves an exchange offer by the Company for 80% of NAI's outstanding common shares for the Company's subordinated notes which are convertible into the Company's common shares. The Company will then spin-off the shares of NAI's common stock to its shareholders on a one-for-one basis and retain a 9.8% interest.

On March 19, 1997 the Company entered into Severance Benefits Agreements with Norman M. Kranzdorf, Robert H. Dennis, Edmund Barrett, Bengt Danielsson, Michael Warrington and Michael Kranzdorf pursuant to which such individuals are entitled to certain compensation upon a change in control of the Company. Each agreement provides that upon a change in control and so long as such individual is an employee of the Company immediately prior to such a change in control, (a) the individual shall receive a lump sum severance payment equal to a multiple of the individual's annual compensation during the calendar year preceding the calendar year during which the change in control has occurred; the multiple is three, two and one, with respect to (i) Norman M. Kranzdorf,
(ii) Robert H. Dennis and Edmund Barrett, and (iii) Bengt Danielsson, Michael Warrington and Michael Kranzdorf, respectively, (b) all restricted Common Shares then owned by the individual shall immediately vest and no longer be subject to repurchase or other forfeiture restrictions, (c) the Company will continue to provide life, accident, medical and dental insurance to the individual for a period of 18 months after the change in control, and (d) in the event the individual holds any options to purchase Common Shares on the date of the change in control, such individual shall be entitled to receive an amount equal to, generally, the number of options to purchase Common Shares then owned by the individual multiplied by the amount, if any, that (i) the exercise price of the options or the closing price of the Common Shares on the date of the change in control, whichever is less, exceeds (ii) the average closing price of the Common Shares during the six months prior to the date of the change in control ("Closing Share Value"). If the closing price of the Common Shares as of the date of the change in control is greater than the exercise price of such option, then the individual can retain the option or receive in exchange therefore cash equal to the number of shares underlying the options multiplied by the amount by which the Closing Share Value exceeds the exercise prices of the options. In addition, Norman M. Kranzdorf is entitled to receive an additional sum to cover certain resulting income and excise tax liabilities that may be incurred on all of the foregoing. Furthermore, the Severance Benefits Agreement of each individual other than Norman M. Kranzdorf provides that, to the extent that any of the foregoing benefits granted to such individual would cause him to be liable for excise tax liabilities, the benefits available to him shall be reduced to an amount which would not require the payment of any such excise tax, but only if doing so yields a greater after tax amount to such individual.

In addition, on March 19, 1997, the Company entered into Severance Benefits Agreements with Peter Linneman, E. Donald Shapiro and James Selonick, trustees of the Company, pursuant to which, if such individual is a trustee immediately prior to a change in control, upon such a change in control and, in the event the trustee holds any options to purchase Common Shares on the date of the change in control, such individual shall be entitled to receive an amount based on the formula described in clause (d) of the preceding paragraph. In addition, the Severance Benefits Agreement of each trustee provides that, to the extent that the foregoing benefits granted to such trustee would cause him to be liable for excise tax liabilities, the benefits available to him shall be reduced to an amount which would not require the payment of any such excise tax, but only if doing so yields a greater after tax amount to such trustee.

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

On April 20, 1993, the Board established an Executive Compensation Committee, the function of which is to review and make recommendations to the Board and the Plan Administrators regarding compensation for the executive officers of the Company. The Executive Compensation Committee consists of Messrs. Kranzdorf, Selonick and Shapiro. Other than Mr. Kranzdorf, who is the President and Chief Executive Officer of the Company, none of the members of the Executive Compensation Committee are employees of the Company.

Prior to the Company's initial public offering in November 1992, the Option Plans were adopted by the Board and all of the then current shareholders of the Company. In connection with the creation of the Option Plans, the Board established the Option Plans Committee to administer the Option Plans. The Option Plans Committee, which determines those key employees entitled to grants of options under the Option Plans, is composed of Messrs. Kranzdorf and Barrett, each of whom is an employee of the Company.

On June 6, 1995, the shareholders approved the Incentive Plan. The Board then established the Incentive Plan Committee to administer the plan. The Incentive Plan Committee, the function of which is to determine the trustees, executive officers, key employees and other individuals who will be eligible for awards under the plan, consists of Messrs. Linneman and Selonick, neither of whom are employees of the Company.

To the Company's knowledge, there were no other interrelationships involving the trustees of the Company and compensation decisions requiring disclosure in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Common Shares, including Common Shares as to which a right to acquire ownership exists (for example, through the exercise of stock options) within the meaning of rule 13d-3(d)(1) under the Securities Exchange Act, as amended, by each person known by the Company to own beneficially more than 5% of the Common Shares, each trustee and Named Executive, and all trustees and executive officers as a group as of March 1, 1998 (unless otherwise indicated). As permitted by applicable Securities and Exchange Commission rules, no separate information with respect to the Common Shares beneficially owned by each of the other executive officers of the Company is given because no such officer earned $100,000 or more in compensation in the fiscal year ended December 31,1997.

                                     Amount               Percent
Name and Address                  Beneficially              of
of Beneficial Owner (1)              Owned               Class (2)
-----------------------           ------------           ---------
Norman M. Kranzdorf                 614,594 (3)            5.6%

Edmund Barrett                       41,339 (4)             *

Robert H. Dennis                     87,783 (5)             *

Bernard J. Korman                     6,050 (6)             *
  Graduate Health System, Inc.
  22nd and Chestnut Streets
  Philadelphia, PA 19103

Dr. Peter D. Linneman                12,633 (7)             *
  University of Pennsylvania
  Wharton School of Business
  Philadelphia, PA 19104

James B. Selonick                    12,633 (8)             *
  11 Corbin Drive
  Cincinnati, OH 45208

E. Donald Shapiro                    22,633 (9)             *
  New York Law School
  57 Worth St.
  New York, NY 10013-2960

First Union Corporation             744,700 (10)          7.15%
  One First Union Center
  Charlotte, NC 28288

All trustees and executive
  officers as a group (8 persons)   797,665               7.3%

-----------
(1) Unless otherwise indicated, the address for each individual is 128 Fayette Street, Conshohocken, PA 19428.

(2) Calculated based on 10,415,427 Common Shares outstanding and assuming, with respect to each of the individuals listed above, the exercise of all currently exercisable options to purchase Common Shares held by such individual.

(3) Includes (a) 14,206 shares owned directly by Mr. Kranzdorf's wife, (b) 36,000 shares owned by her as trustee for the benefit of Michael Kranzdorf and Betty Kranzdorf, (c) options to purchase 378,800 shares granted to him under the Trustee Plan and (d) options to purchase 21,250 shares granted to Mrs. Kranzdorf under the Employee Plan. All options were granted under either the Employee Plan or the Trustee Plan and were exercisable immediately.

(4) Includes (a) options to purchase 18,000 Common Shares granted to him under the Employee Plan, (b) options to purchase 16,000 Common Shares granted to him under the Trustee Plan and (c) 3,642 Common Shares owned directly by Mr. Barrett's spouse.

(5) Includes (a) options to purchase 54,000 Common Shares granted to him under the Employee Plan, (b) options to purchase 13,000 Common Shares granted to him under the Trustee Plan, (c) 169 Common Shares owned directly by Mr. Dennis's spouse and (d) options to purchase 1,100 Common Shares granted to her under the Employee Plan.

(6) Includes (a) options to purchase 1,500 Common Shares granted to him under the Incentive Plan and (b) 3,900 Common Shares owned solely by his spouse.

(7) Includes (a) options to purchase 6,000 Common Shares granted to him under the Trustee Plan, (b) options to purchase 4,500 Common Shares granted to him under the Incentive Plan and (c) 400 Common Shares owned solely by his spouse.

(8) Includes options to purchase 5,000 Common Shares granted to him under the Trustee Plan and options to purchase 4,500 Common Shares granted to him under the Incentive Plan.

(9) Includes (a) options to purchase 3,000 Common Shares granted to him under the Trustee Plan, (b) options to purchase 4,500 Common Shares granted to him under the Incentive Plan and (c) 10,000 shares owned directly by Mr. Shapiro's spouse.

(10) Reflects information as of December 31, 1997, obtained by the Company from a Schedule 13G Statement dated February 11, 1998, filed by First Union Corporation with the Securities and Exchange Commission pursuant to Section 13(g) of the Securities Exchange Act of 1934, as amended. First Union Corporation is the parent holding company of Evergreen Asset Management Group and Lieber and Company. First Union Corporation has sole voting and dispositive power with respect to 744,700 of such Common Shares.


* Less than 0.1 percent.

SECTION 16(a)

BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's trustees, executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Trustees, executive officers and greater than 10% beneficial owners are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) Forms 3, 4 and 5 they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that all filing requirements with respect to transactions during 1997 for all of its trustees, executive officers, and greater than 10% beneficial owners were complied with.

SHAREHOLDERS PROPOSALS

Proposals of shareholders intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company at its principal executive offices not later than December 1, 1998 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

In addition, the Bylaws of the Company provide that in order for a shareholder to nominate a candidate for election as a trustee at an annual meeting of shareholders or propose business for consideration at such a meeting, notice must be given to the secretary of the Company no more than 90 days nor less than 60 days prior to the first anniversary of the preceding year's annual meeting. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future.

FINANCIAL AND OTHER INFORMATION

The Company's Annual Report for the fiscal year ended December 31, 1997, including financial statements, was previously sent to shareholders. The Annual Report is not a part of the proxy solicitation materials.

EXPENSES OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. Brokers and nominees should forward soliciting materials to the beneficial owners of the Common Shares held of record by such persons, and the Company will reimburse them for their reasonable forwarding expenses. In addition to the use of the mails, proxies may be solicited by trustees, officers and regular employees of the Company, who will not be specially compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with shareholders or their personal representatives.

OTHER MATTERS

The Board knows of no matters other than those described in this Proxy Statement which are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote the proxies in accordance with their best judgment.